                                                                    EXHIBIT 99.2

N E W S   B U L L E T I N

      FROM:

[LOGO OF THE FINANCIAL RELATIONS BOARD]    [LOGO OF SIZZLER INTERNATIONAL, INC.]

                                          RE:  SIZZLER INTERNATIONAL, INC.
                                               6101 W. Centinela Ave., Suite 200
                                               Culver City, CA 90230
                                               (310) 568-0135
                                               NYSE: SZ
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AT THE COMPANY:                                          AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell            Kim Forster                   Haris Tajyar              Tricia Ross
President and CEO          Vice President, Planning      General Information       Investor Contact
(310) 568-0135             (310) 568-0135                (310) 442-0599             (310) 442-0599
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FOR IMMEDIATE RELEASE
March 5, 2001

SIZZLER INTERNATIONAL ANNOUNCES UPCOMING THIRD QUARTER CONFERENCE CALL

CULVER CITY, CA--March 5, 2001--Sizzler International, Inc. (NYSE: SZ) today announced that members of the public are invited to listen to the Company's live quarterly call on the Internet, on Thursday, March 8, 2001 at 8:00 AM PST / 11:00 AM EST. The conference call will feature Charles Boppell, President and CEO, in a discussion of third-quarter results and recent operating developments.

Financial results will be released over the news wires before the market opens on Thursday, March 8, 2001. The public will have the opportunity to listen to the live conference call over the Internet through StreetEvents at www.streetevents.com. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler(R) restaurants worldwide, in addition to 104 KFC(R) restaurants primarily located in Queensland, Australia and 10 Oscar's in the southwest United States.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

For more information on Sizzler International, Inc. via facsimile at no cost, simply call 1-800-PRO-INFO and dial client code "SZ."

                                    - more -

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities